Exhibit 10.32

Execution Copy

AMENDMENT NUMBER FOUR

TO THE

NEW YORK STOCK EXCHANGE, INC.
SUPPLEMENTAL EXECUTIVE SAYINGS PLAN

WHEREAS, New York Stock Exchange, Inc. (the “Exchange”) maintains the New York Stock Exchange, Inc. Supplemental Executive Savings Plan, as amended (the “Plan”);

WHEREAS, the Exchange may amend the Plan by action of its board of directors (the “Board”) or a person designated by the Board; and

WHEREAS, the undersigned officer has been duly authorized by the Board to amend the Plan; and

WHEREAS, the undersigned officer, following consultation with the Board (or an appropriate committee thereof) deems it advisable to amend the Plan.

NOW, THEREFORE, pursuant to Section 16 of the Plan, the Plan is hereby amended effective as of January 1, 2006, as follows:

1.                                       Section 3(d) of the Plan is amended in its entirety to read as follows:

(d)           (A)          Subject to the provisions of Section 3(d)(B) below, a Participant’s Supplemental Benefits shall be fully vested at all times and shall consist of the balance in his Supplemental Accounts, including Earnings thereon.  Earnings shall be credited to a Participants Supplemental Accounts as provided in Section 4 below.

                (B)           Notwithstanding the provisions of Section 3(d)(A) above, the portion of the balance in a Participant’s Supplemental Accounts attributable to the Match (and earnings thereon) made on behalf of any Participant who first commences employment with the Employer on or after January 1, 2006 shall vest in accordance with the schedule set forth below on the basis of the total whole number of “Years of Service” (as defined below) completed by such Participant at the time of his Termination of Employment.

Vesting Schedule
Years of Service	Percentage Vested
One Year of Service	20%
Two (2) Years of Service	40%
Three (3) Years of Service	60%
Four (4) Years of Service	80%
Five (5) Years of Service	100%

However, if the Participant’s Termination of Employment is due to death, disability or retirement after attaining age fifty-five (55), the portion of the balance in the Participant’s Supplemental Accounts attributable to the Match (and earnings thereon) shall fully vest effective as of the date of such employment termination.

                (C)           The portion, if any, of a Participant’s Supplemental Accounts that has not vested pursuant to Section 3(d)(B), shall be forfeited if the Participant terminates employment prior to completing five (5) Years of Service.

                (D)          Earnings shall be credited to a Participant’s Supplemental Accounts as provided in Section 4 below.  Earnings with respect to the Match shall vest in accordance with Section 3(d)(B) above.

                (E)           The term “Year of Service” means any twelve (12) whole consecutive months since the Eligible Employee’s commencement of employment with the Employer in which the Eligible Employee is paid by the Employer for the performance of services.  A Year of Service also shall include: (i) service in any branch of the armed forces of the United States by any person who is an Eligible Employee on the date such service commenced, to the extent required by applicable law; and (ii) periods during which an Eligible Employee was on an approved leave of absence or leave of absence due to a long or short-term disability.  No Years of Service shall be recognized with any entity other than the Employer.  Years of Service will be determined as of the date of the Eligible Employee’s Termination of Employment.

2.             Effective as of January 1, 2006, Section 5 of the Plan is amended by adding the following new subsection at the end thereof:

(e)           Notwithstanding any provision of this Plan to the contrary, a Participant (or Beneficiary, as the case may be) shall only be entitled to a distribution of the vested portion of his Supplemental Accounts.

3.             Effective as of January 1, 2006, Section 6 of the Plan is hereby amended by adding the following new subsection at the end thereof:

(d)           Notwithstanding any provision of this Plan to the contrary, a Participant shall only be eligible to obtain a withdrawal pursuant to this Section 6 from the vested portion of his Supplemental Accounts.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 24th day of January, 2006.

NEW YORK STOCK EXCHANGE, INC.
By:	/s/ Dale B. Bernstein

Title:	EVP Human Resources & Corp. Svcs.

ATTEST:

/s/ Mary Yeager